UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 January 2, 2002
Date of Report (Date of earliest event reported)

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12 South Main Street, Suite 100, Minot, ND	58701
(Address of principal executive offices)	(Zip Code)

(701) 837-4738
(Registrant’s telephone number, including area code)

 ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

      During the period from May 1, 2001, to January 2, 2002, Investors Real Estate Trust (“IRET”) purchased seven real estate properties at a total cost of $58,411,389.  Individually, the seven real estate properties are insignificant as defined by Regulation S-X, but in the aggregate, constitute a "significant amount of assets" as defined in Regulation S-X.  When acquisitions are individually insignificant but significant in the aggregate, Regulation S-X requires the presentation of audited financial statements for assets comprising a substantial majority of the individually insignificant properties.  IRET’s fiscal year 2002 real estate asset purchases first exceeded the minimum level of significance on January 2, 2002, with the purchase of a commercial office building located in Minneapolis, Minnesota.

      The real estate assets acquired by IRET which constitute a "substantial majority" of the real estate assets acquired by IRET during fiscal year 2002 as measured by cost pursuant to Regulation S-X are as follows:

Applewood on the Green Apartments
      On November 1, 2001, we acquired the Applewood on the Green Apartments located in Omaha, Nebraska, for an agreed value of $10,200,000, which was paid partly in cash of $2,478,866 and the balance by assumption of an existing debt secured by the property with an unpaid balance of $7,721,134.  The assumed debt bears interest at a fixed rate of 6.55% and is payable in monthly installments of $51,334 amortized over a remaining term of seven years with a balloon payment of all remaining principal and interest due on October 8, 2008.  In addition to the purchase price, IRET incurred acquisition costs of $164,745 for commissions, loan costs and legal costs.

       The Applewood Apartments is a multi-building apartment complex consisting of 13 individual buildings containing 234 units.  The complex was built in 1971.  As of December 31, 2001, the property was 61.29% occupied.  At the time of purchase, the property had a significant amount of deferred maintenance and capital improvements.  As a result, we plan to spend approximately $1,500,000 over the next year to improve the property.  In order to make the planned improvements on specific units, we must keep them vacant for up to six to eight weeks.

      There is no material relationship between the seller and IRET, any of IRET’s affiliates, any director or officers of IRET, or any associate of any director or officer of IRET.

Bloomington Business Plaza
      On October 1, 2001, we acquired the Bloomington Business Plaza from a general partnership controlled by Steven B. Hoyt.  The property was acquired pursuant to the terms of a contract dated January 8, 2001, as amended by an agreement dated September 27, 2001.  At the time of acquisition, Mr. Hoyt was a member of the Board of Trustees for IRET.  At the time the original acquisition contract was signed, Mr. Hoyt was not a member of the Board of Trustees for IRET.

       The property was purchased for an agreed value of $7,201,680 of which $215,000 was paid in cash and the balance of $6,986,680 with 812,404.65 limited partnership units of IRET Properties with a value of $8.60 per unit.

        The limited partnership units are convertible on a one-to-one basis to shares of beneficial interest of IRET.  The units must be held for a two-year period before they may be converted to shares of IRET and sold.  In addition to the purchase price of $7,201,680, IRET incurred acquisition costs of $203,989 for commissions, loan costs and legal costs.  The acquisition was approved by all members the Board of Trustees.  A subsequent independent appraisal of the property as part of the loan process determined the value to be $6,975,000.

       Bloomington Business Plaza is a multi-tenant office/warehouse building constructed in 1985.  It consists of 121,063 square feet of leasable space and is currently 100% leased to 21 tenants with remaining lease terms ranging from five months to four years and 10 months.  All rents paid by the current tenants are at market rates.  No one tenant occupies more than 17.08% of the leasable space.

 Stone Container Plant
      On December 14, 2001, IRET purchased a manufacturing and distribution facility located at 3075 Long Lake Road, Roseville, Minnesota, for a total contract purchase price of $8,100,000.  The facility is a single story commercial-industrial building consisting of 229,072 square feet.  The main facility was constructed in 1968 with additions being completed in 1969, 1973 and 1984.  The property was purchased from Roseville Industrial Venture, L.L.C., a Delaware limited liability company.  The property is 100% leased to Stone Container Corporation until December 21, 2010.

      There is no material relationship between the seller and IRET, any of IRET’s affiliates, any director or officers of IRET, or any associate of any director or officer of IRET.

      Of the contract purchase price of $8,100,000, $3,207,443 was paid using funds IRET raised through its UPREIT program under which individuals, at IRET’s direction, acquired an interest in the subject property using IRS Code Section 1031 funds deposited with an intermediary.  Upon acquisition, the subject property is contributed to IRET in exchange for limited partnership units of IRET’s operating partnership:  IRET Properties, a North Dakota Limited Partnership.  IRET issued 363,977 limited partnership units with an average price of $8.81.  The remaining portion of the purchase price was paid using cash held by IRET.  In addition to the purchase price, IRET incurred acquisition costs of $110,834 for commission and legal costs.

Thresher Square East and West
      On January 2, 2002, IRET acquired a seven-story office building containing 113,736 square feet located at 700 and 708 South Third Street, Minneapolis, Minnesota.  The property was purchased for an agreed value of $10,943,414, which was paid by the assumption by IRET of existing debt with unpaid principal balances of $3,655,000 for loan one and $2,580,000 for loan two as of January 1, 2002.  The assumed debt bears interest at the rate of 7.03% for loan one and 7.37% for loan two payable in monthly installments of $34,582 for loan one and $33,270 for loan two amortized over a remaining term of 14 years for loan one and 9 years for loan two.  The balance of $4,365,802 was paid by the distribution of 507,651 limited partnership units of IRET Properties to the seller with an agreed value of $8.60 per unit.  The limited partnership units are convertible on a one-to-one basis to shares of beneficial interest of IRET.  The units must be held for a two-year period before they may be converted to shares of IRET and sold.  In addition to the purchase price, IRET incurred acquisition costs of $168,574.56 for commission and legal costs.

     The property was acquired from WPT I, L.L.C.  The seller is an affiliate of Steven B. Hoyt.  Mr. Hoyt owns 78% of the seller.  At the time of the acquisition, Mr. Hoyt was a member of the Board of Trustees of IRET.  All of the trustees of IRET approved the transaction as being fair and reasonable to IRET and that substantial justification existed for IRET to pay a price greater than the cost of the property to the seller.  Mr. Hoyt abstained from the vote.  IRET did not obtain an independent appraisal of the property, but did prepare an internal current appraisal of the property which determined the value to be $10,943,414.

      The property is 100% leased to eight different tenants with remaining lease terms of less than one month to seven years.  No one tenant leases more than 53% of the property.

Item F.         Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired
The required financial statements for the above four properties will be filed by amendment hereto no later than sixty days after the date this report is required to be filed.

(b)	Pro Forma Financial Information The required pro forma financial information will be filed by amendment hereto no later than sixty days after the date this report is to be filed.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has, on January 17, 2002, caused this report to be signed on its behalf by the undersigned who is duly authorized to do so.

INVESTORS REAL ESTATE TRUST
(Registrant)

     By:      ___________________________
              (Signature)
 Thomas A. Wentz
President